FEDERATED INTERNATIONAL SERIES INC.

Federated Investors Funds

4000 Ericsson Drive
Warrendale, Pennsylvania 15086-7561

January 27, 2012

EDGAR Operations Branch

U.S. Securities and Exchange Commission

Division of Investment Management

100 F Street, N.E.

Washington, DC 20549

RE: FEDERATED INTERNATIONAL SERIES INC. (the “Registrant”)

Federated International Bond Fund

Class A Shares

Class B Shares

Class C Shares

1933 Act File No. 2-91776

1940 Act File No. 811-3984

Dear Sir or Madam:

Post-Effective Amendment No. 59 under the Securities Act of 1933 and Amendment No. 54 under the Investment Company Act of 1940 to the Registration Statement of the above-referenced Registrant is hereby electronically transmitted. This filing has been electronically redlined to indicate the changes from the Fund’s currently effective Registration Statement.

This Fund may be marketed through banks, savings associations or credit unions.

As indicated on the facing page of the Amendment, the Registrant has specified that it is to become effective on immediately upon filing pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933.

If you have any questions on the enclosed material, please contact me at (412) 288-6340.

Very truly yours,

/s/ Seana N. Banks

Seana N. Banks

Paralegal

Enclosures